Exhibit 10.4

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of October 13, 2017 (the “Third Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Lombard Medical Technologies Inc., a Delaware corporation with an office located at 15420 Laguna Canyon Road, Suite 260, Irvine CA 92618 (“Lombard Medical”) and ALTURA MEDICAL, INC., a Delaware corporation with offices located at 923 Hamilton Ave., Menlo Park, CA 94025 (“Altura” and together with Lombard Medical, individually and collectively, jointly and severally, “Borrower”) and agreed and acknowledged by the following: LOMBARD MEDICAL, INC. (“Lombard Cayman Guarantor”) for the purposes of Section 2 of this Amendment, LOMBARD MEDICAL TECHNOLOGIES LIMITED (“Lombard Technologies Guarantor”) for the purposes of Section 13 of this Amendment and LOMBARD MEDICAL LIMITED (“Lombard Medical Limited Guarantor” and together with the Lombard Technologies Guarantor, the “UK Guarantors”) for the purposes of Section 13 of this Amendment.

WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Lombard Cayman Guarantor and the Lender in its capacity as security agent and as collateral agent (the “Collateral Agent”) have entered into that certain Debenture, dated April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Cayman Debenture”) pursuant to which Lombard Cayman Guarantor granted a security interest over all its assets in favour of the Collateral Agent; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein and to grant certain waivers as set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the Agreement with respect to the Collateral and hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Additional Collateral (as defined herein) wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Furthermore, Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Additional Collateral, without notice to Borrower, with all appropriate jurisdictions and United States Patent and Trademark Office and other similar offices and/or other similar Governmental Authorities in other jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code. Lombard Cayman Guarantor hereby reaffirms: (i) the guarantee and indemnity given by Lombard Cayman Guarantor in favor of the Collateral Agent under and pursuant to the Cayman Debenture and (ii) the security interest granted by Lombard Cayman Guarantor under and pursuant to the Cayman Debenture, to secure the payment and performance in full of all of the Secured Liabilities (as defined in the Cayman Debenture) arising in relation to any Obligor. For the avoidance of doubt, each of the parties to the Cayman Debenture agree and acknowledge that for the purpose of interpretation of the Cayman Debenture, the term “Obligor” includes the Borrower, Lombard Cayman Guarantor and each other Guarantor from time to time.

3.	Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Repayment. Borrower shall make monthly payments of interest only, commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including April 1, 2017. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on May 1, 2017, and continuing on the Payment Date of each month thereafter through September 1, 2017, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty- two (32) months. Borrower shall also pay the May 2017 Payment Amount on the Second Amendment Date, which shall be applied towards Borrower’s Obligations as set forth in the Second Amendment. For each Term Loan, Borrower shall make monthly payments of interest only, commencing on October 1, 2017, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring immediately prior to the Amortization Date. For each Term Loan, commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive monthly payments of principal and interest, in arrears, to the applicable Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule as set forth on the amortization tables (as amended and/or restated from time to time) attached to the Disbursement Letters entered into pursuant to this Agreement. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

4.	Section 5.2(d) of the Loan Agreement is hereby amended and restated as follows:

Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. (i) Each of Borrower’s and its Subsidiaries’ Copyrights, Trademarks and issued Patents are valid and enforceable and no part of Borrower’s or its Subsidiaries’ Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change. Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any material license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over the counter software that is commercially available to the public).

5.	Section 6.2(a)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

prompt notice of (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration, and (C) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

6.	Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent. If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall substantially contemporaneously provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

7.	Section 8.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

8.10 Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the death, liquidation, winding up, or termination of existence of any Guarantor;

8.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Amortization Date” is (i) February 1, 2018, if the Equity Event does not occur, and (ii) July 1, 2018, if the Equity Event occurs.

“Final Payment Percentage” is Nine and Fifteen-Hundredths percent (9.15%).

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Security Document, the Success Fee Letter, the Post Closing Letter, each Guaranty, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Maturity Date” is (i) April 1, 2020, if the Equity Event does not occur, and (ii) September 1, 2020, if the Equity Event occurs.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries, entered into in the ordinary course of business prior to the Third Amendment Date, provided, that, with respect to each such license described in clause (B), (i) no Event of Default had occurred or was continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivered ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivered to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement.

9.	Section 13.1 of the Loan Agreement is hereby further amended by adding the following definitions thereto in alphabetical order:

“Additional Collateral” means all of Borrower’s Intellectual Property whether now owned or hereafter acquired and wherever located.

“Equity Event” is the receipt by Borrower on or after the Third Amendment Date and prior to February 1, 2018, of unrestricted net cash proceeds of not less than Five Million Dollars ($5,000,000.00) from the issuance and sale by Lombard Cayman Guarantor of its equity securities; after the receipt of which unrestricted net cash proceeds, Borrower must then have sufficient cash and Cash Equivalent assets to meet its expenses through the date when Borrower receives the final approval for the sale and marketing of Borrower’s Aorfix product in China, as determined by Collateral Agent in its sole discretion based upon such evidence provided by Borrower to Collateral Agent as may be acceptable to Collateral Agent.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Third Amendment Date, as such may be amended from time to time.

“Success Fee Letter” is that certain letter agreement entered into by and among Borrower and Oxford, dated as of the Third Amendment Date.

“Third Amendment Date” is October 13, 2017.

10.	Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

11.	The Amortization Table (as previously amended and restated pursuant to the Second Amendment) attached to that certain Disbursement Letter dated April 24, 2015 is hereby amended and restated in its entirety as set forth on Exhibit B-1 hereto; the Amortization Table (as previously amended and restated pursuant to the Second Amendment) attached to that certain Disbursement Letter dated July 30, 2015 is hereby amended and restated in its entirety as set forth on Exhibit B-2 hereto; and the Amortization Table attached to that certain Disbursement Letter (as previously amended and restated pursuant to the Second Amendment) dated October 8, 2015 is hereby amended and restated in its entirety as set forth on Exhibit B-3 hereto.

12.	Borrower hereby represents and warrants that a complete and accurate list of its Intellectual Property as of the Third Amendment Date is attached hereto as Exhibit C.

13.	Borrower hereby authorizes Collateral Agent to file financing statements, amendments to financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (as such term has been amended pursuant to this Amendment) , without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of the Loan Documents, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code. Borrower hereby undertakes to execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral (as such term has been amended pursuant to this Amendment) or to effect the purposes of this Amendment and the Agreement (as amended by this Amendment).

14.	Each of the UK Guarantors hereby authorize Collateral Agent to file financing statements, amendments to financing statements or take any other action required to perfect Collateral Agent’s security interests in each UK Guarantor’s Intellectual Property (as such term is defined in the IP Security Agreement entered into as of the date hereof by and among the UK Guarantors and Collateral Agent), without notice to either of the UK Guarantors, with all appropriate jurisdictions to perfect or protect Collateral Agent’s security interest in such Intellectual Property. Each UK Guarantor hereby undertakes to execute any further instruments and take further action as Collateral Agent reasonably requests to perfect or continue Collateral Agent’s Lien in the such UK Guarantor’s Intellectual Property (as such term is defined in the IP Security Agreement entered into as of the date hereof by and among the UK Guarantors and Collateral Agent) or to effect the purposes of the IP Security Agreement.

15.	Limitation of Amendment.

a.	The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

16.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

17.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

18.	This Amendment shall be deemed effective as of the Third Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the execution and delivery by Borrower of the IP Agreement, (c) the execution and delivery by Guarantors of an amendment to any guaranty and related agreements which Collateral Agent may request, and (d) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

19.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

20.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

LOMBARD MEDICAL TECHNOLOGIES INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

BORROWER:

ALTURA MEDICAL, INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Hastings
Name:	Colette H. Hastings
Title:	Senior Vice President

CAYMAN LOMBARD GUARANTOR:

EXECUTED as a DEED by
LOMBARD MEDICAL, INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

LOMBARD TECHNOLOGIES GUARANTOR:

EXECUTED as a DEED by
LOMBARD MEDICAL TECHNOLOGIES LIMITED

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

[Signature Page to Third Amendment to Loan and Security Agreement]

LOMBARD MEDICAL GUARANTOR:

EXECUTED as a DEED by
LOMBARD MEDICAL LIMITED

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

[Signature Page to Third Amendment to Loan and Security Agreement]

Exhibit A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including, without limitation, Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Exhibit B-1

Amortization Table for the Disbursement Letter dated April 24, 2015

Please see attached

Exhibit B-2

Amortization Table for the Disbursement Letter dated July 30, 2015

Please see attached

Exhibit B-3

Amortization Table for the Disbursement Letter dated October 8, 2015

Please see attached

Exhibit C

Intellectual Property

Please see attached